Exhibit 23.1

Consent of Independent Registered Public Accounting Firm We hereby consent to the inclusion in this Annual Report on Form 40-F for the year ended December 31, 2021 of Sierra Metals Inc. (the Company) of our report dated March 14, 2022 relating to the consolidated financial statements, which appears in this 40-F. Chartered Professional Accountants, Licensed Public Accountants Toronto, Canada March 16, 2022 PricewaterhouseCoopers LLP PwC Tower, 18 York Street, Suite 2600, Toronto, Ontario, Canada M5J 0B2 T: +1 416 863 1133, F: +1 416 365 8215, www.pwc.com/ca “PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.